Exhibit 10.1

ST. GEORGE INVESTMENTS LLC
303 EAST WACKER DRIVE, SUITE 1040
CHICAGO, IL 60601

January 19, 2018

VIA EMAIL

Omagine, Inc.

Attn: Charles Kuczynski

136 Madison Avenue, 5th Floor

New York, NY 10016

Email: charles.kuczynski@omagine.com

RE:       BREACH OF CONVERTIBLE PROMISSORY NOTE

Dear Mr. Kuczynski:

I write in connection with that certain Convertible Promissory Note (the "Note') dated November 14, 2016 issued by Omagine, Inc., a Delaware corporation ("Borrower"), in favor of St. George Investments LLC, a Utah limited liability company ("Lender"), in the original principal amount of $185,000.00. The Note was issued pursuant to that certain Note Purchase Agreement (the "Purchase Agreement") dated November 14, 2016 by and between Borrower and Lender. Capitalized terms used in this letter without definition shall have the meanings given to them in the Note.

Section 4.2 of the Note provides that upon the occurrence of any Event of Default, Lender may elect to increase the Outstanding Balance of the Note by applying the Default Effect (as defined below) via written notice to Borrower without accelerating the Outstanding Balance. Lender hereby submits this default letter to Borrower to increase the Outstanding Balance of the Note in connection with the event described below.

Event of Default

Pursuant to Section 4.1(a) of the Note, an Event of Default occurs if Borrower fails to make a required payment when due under the Note. Borrower was obligated to pay the Outstanding Balance on or before January 17, 2018 (the "Maturity Payment"). Borrower failed to make the Maturity Payment, thus, an Event of Default has occurred pursuant to Section 4.1(a) of the Note (the "Maturity Default") as of January 17, 2018.

Remedies and Elections

On January 17, 2018, due to the Maturity Default and pursuant to Section 1.1 of the Note, the Outstanding Balance began accruing interest at the default interest rate of 22% per annum, compounding daily and calculated on the basis of a 360-day year.

Pursuant to Section 4.2 of the Note, upon the occurrence of any Event of Default, Lender may elect to increase the Outstanding Balance by applying the Default Effect as of the date of the occurrence of the applicable Event of Default. The Default Effect for Minor Defaults is equal to the Outstanding Balance multiplied by 105% and for Major Defaults is equal to the Outstanding Balance multiplied by 115%. Because the Maturity Default is a Major Default, the Default Effect for the Maturity Default is equal to $27,750.00 ($185,000.00 * 15%).

ST. GEORGE INVESTMENTS LLC
303 EAST WACKER DRIVE, SUITE 1040
CHICAGO, IL 60601

After the accrual of interest at the default rate from January 17, 2018 until the date hereof, and after the application of the Default Effect, the Outstanding Balance of the Note as of the date hereof is $213,123.30.

For the avoidance of doubt, the aforementioned Default Effect has only been applied with respect to one Major Default and may still be applied to two Major Defaults and three Minor Defaults, to the extent any Default occurs after the date hereof or Lender becomes aware of any other Default that occurred prior to the date hereof.

Notwithstanding anything to the contrary herein, Lender reserves all rights and remedies available to it under the Note and the other Transaction Documents with respect to any Event of Default thereunder. Moreover, any failure or delay by Lender to exercise any right, power, or remedy under the Note or at law shall not constitute a waiver of such right, power, or remedy. If there are any inconsistencies between this Notice and the Transaction Documents, the Transaction Documents shall govern.

If you have any questions, please contact me at jfife@chicagoventure.com or at (312) 297-7001 or Chris Stalcup at cstalcup@chicagoventure.com or at (312) 297-7019.

[SIGNATURE PAGE FOLLOWS]

ST. GEORGE INVESTMENTS LLC
303 EAST WACKER DRIVE, SUITE 1040
CHICAGO, IL 60601

Sincerely,

ST. GEORGE INVESTMENTS LLC

BY: Fife Trading, Inc., its Manager

BY:	/s/ John Fife
John Fife, President

cc:	J. Hansen — Hansen Black Anderson Ashcraft PLLC (v email only) C. Kuczynski — Omagine, Inc.

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